                                                                       EXHIBIT 1

                             MEMBERS OF FILING GROUP

V. Prem Watsa
1109519 Ontario Limited
The Sixty Two Investment Company Limited
810679 Ontario Limited
Fairfax Financial Holdings Limited
United States Fire Insurance Company